Exhibit C
                           Management Agreement

     This Management Agreement ("Agreement") is entered into as of the 30th day of December, 1994, by and between The Future Now, Inc., an Ohio corporation, whose address is 8044 Montgomery Road, Cincinnati, Ohio
("TFN"), and Intelligent Electronics, Inc., a Pennsylvania corporation, whose address is 411 Eagleview Boulevard, Exton, Pennsylvania ("IE").

     Whereas on the date hereof, IE or one of its subsidiaries has acquired, the Purchased Assets pursuant to the Asset Purchase Agreements covering California and non-California Sites dated as of December 30, 1994 (the two agreements covering the California and the non-California Sites together referred to as the "Purchase Agreement") by and among IE, TFN and certain of its wholly owned subsidiaries (the transaction contemplated by the Purchase Agreement shall be referred to as the "Acquisition");

     Whereas the Purchased Assets are related to five branch offices and three satellite offices, all owned and operated by TFN prior to the Acquisition (the "Branches");

     Whereas TFN had performed certain services for the Branches prior to the Acquisition in connection with TFN's management of the Branches;

     Whereas, TFN is entering into this Agreement with IE with an expectation of operating the Branches for the benefit of IE and with the intent of operating the Branches so as to be profitable;

     Whereas, terms used in this Agreement as defined terms but not otherwise defined in this Agreement shall have the respective meanings set forth in the Purchase Agreement;

     Whereas TFN and IE deem it desirable that TFN continue to provide complete day to day management of the Branches for a period of time;

     Now, therefore, TFN and IE, in consideration of the mutual covenants and agreements set forth in this Agreement, agree as follows:

1.   Management Services
     -------------------
     1.1  Personnel.  TFN will manage each of the Branches listed on Exhibit
1.1 for the benefit of IE for so long as IE owns such Branches with the same degree of care and prudence as its uses in the management of its other branch locations . These management services include all services provided by TFN
from time to time to its other branches   including but not limited to
operations, accounting, marketing, sales, purchasing, inventory management, contract preparation and review, equipment leasing and personnel administration. Such services will not, however, include any service IE elects not to have performed by TFN.

          TFN will provide all personnel reasonably necessary to run the Branches as well as the corporate functions attributable to the Branches, all substantially similar to those provided from time to time by TFN to its other branch locations. TFN shall advise its current employees at the Branches that the Acquisition shall not affect their status as employees of TFN.

          TFN will be responsible for all aspects of the employment of such persons at the Branches including without limitation hiring, firing, promotion, transfer, payroll, payroll taxes, and workers compensation, provided however, that IE shall pay directly or reimburse TFN for any of these items such as payroll which is a Direct Expense. All of such persons will be employees or independent contractors of TFN. TFN will offer its employees at the Branches employee benefits on terms comparable to those offered from time to time by TFN to its other employees. IE and TFN further acknowledge and agree that this paragraph shall not limit or change the obligations of TFN set forth in Sections 8.1(b)(iv) and (v) of the Purchase Agreement.

          TFN and IE each agree and acknowledge that TFN will manage compensation and compensation levels of TFN employees at the Branches as it does from time to time for its employees at its other branch locations but at levels consistent with the approved budgets.

          IE shall also have the right to request from time to time that TFN consent to terminate the employment of individuals at the Branches, and such consent shall not be unreasonably withheld, provided however, that TFN may withhold its consent if TFN reasonably believes any such termination will violate or give rise to any claim under any employment law, rule or regulation, excluding workers compensation or unemployment payment statutes.

     1.2 Purchasing. TFN will process all purchases of product to fulfill customer orders placed at or through the Branches. IE will own the product until title transfers to the customer. TFN shall use standard TFN purchase orders with the "bill to" made out to TFN as agent for IE. TFN acknowledges that IE may notify TFN vendors that purchases made by TFN for its branch locations other than the Branches are made by TFN for TFN and not as agent for IE.

          All customer lists and related customer data will be owned by IE. IE will, however, allow TFN access to and use of such lists and data for the term of the Agreement for the benefit of the Branches. TFN will maintain the confidentiality of such information on behalf of IE in such manner as TFN maintains its confidential information from time to time in the management of its other branch locations.

     1.3  Billing and Accounts Receivable.   TFN will bill customers on IE's
behalf, at such times and frequencies as TFN bills other customers at its other branches. TFN acknowledges and agrees that IE will own the accounts
receivable relating to any customer   shipments from any of the Branches
after the effective date of the Agreement.    TFN and IE will establish
procedures so that account debtors make payments directly to the account established for IE's benefit pursuant to section 4.2(c) of the Purchase Agreement. In the event, however, that remittances of any of such accounts receivables are received directly by TFN, TFN will remit such receivables to IE within one business day of discovery and upon their availability as collected funds.

          TFN shall allocate the revenues and expenses of any national accounts which affect one or more of the Branches in a manner substantially similar to the allocation TFN makes from time to time of any national account which affects more than one of its other branches. TFN's current allocation procedures concerning national accounts is set forth in Exhibit 1.3. TFN and IE agree that IE shall approve any material change to such procedure prior to implementation at the Branches. Such approval shall not be unreasonably withheld. TFN shall provide IE with any such proposed change at least ten
business days prior to the proposed implementation date.   Failure by IE to
notify TFN of an objection to any such proposed change within five business days of such notice shall be deemed disapproval of the proposed change.

     1.4 Credit and Collections. TFN will provide credit and collection services for IE substantially similar to those used from time to time by TFN at its other branches.

     1.5 Inventory Management. TFN will manage all inventory at each of the Branches which is not part of IE's CustomerCare Direct program as of the effective date of this Agreement. TFN and IE each acknowledge that the management of inventory will be in accordance with the then applicable budget adopted by both parties pursuant to Section 3.4 of this Agreement.
TFN and IE each acknowledge it is the intent of the parties that all Branches participate in the CustomerCare Direct program by June 30, 1995. TFN and IE each agrees to use its best efforts to facilitate such participation.

          TFN shall purchase on behalf and on the account of IE all such product reasonably necessary for each of the Branches in accordance with
inventory level guidelines.   IE shall be entitled to approve such inventory
guidelines as proposed by TFN and shall approve any material change to such guidelines prior to implementation at the Branches. Such approval shall not be unreasonably withheld. TFN shall provide IE with any such proposed change at least ten business days prior to the proposed implementation date.
Failure by IE to notify TFN of an objection to any such proposed change within five business days of such notice shall be deemed disapproval of the proposed change.

          TFN shall make such purchases of product through its normal suppliers provided, however, that, to the extent such product is available from IE, TFN shall purchase such product from IE. Upon request of IE, TFN shall review a list of such suppliers with IE. IE may object to any individual supplier in writing to TFN stating the reason for the objection. TFN shall, to the extent reasonably possible and consistent with customer satisfaction expectations, not place any orders from the Branches with any such supplier.

          To the extent IE supplies any product to the Branches, IE shall supply TFN with the Cost of such product in sufficient detail to facilitate
TFN's preparation of Branch financial statements.   "Cost" for such product
shall be deemed to equal IE's then current cost plus the amount of mark up mutually agreed to from time to time by IE and TFN for product supplied by IE to TFN for TFN's other branch locations.

          In no event shall IE be required to pay for product purchases in excess of the actual amount paid to the vendor as the purchase price for such product net of any discounts.

          TFN shall allocate or attribute to the Branches the benefit of any and all vendor subsidies, rebates, market development funds, price protection or stock rotation rights related to the Branches in the same fashion and on the same bases as TFN from time to time so allocates or attributes to its other branch locations. TFN and IE each acknowledge that TFN's current practice is to allocate 100% of such monies or rights to its branches. IE shall approve any material change to such practice prior to implementation at the Branches. Such approval shall not be unreasonably withheld. TFN shall provide IE with any such proposed change at least ten business days prior to
the proposed implementation date.   Failure by IE to notify TFN of an
objection to any such proposed change within five business days of such notice shall be deemed disapproval of the proposed change.

          TFN and IE each agrees and acknowledges that, subject to the provisions in Section 8.6 of the Purchase Agreement concerning removal of certain inventory by TFN, IE will, as of the effective date of this Agreement, own and be responsible for all of the inventory at the Branches. Promptly after the effective date of this Agreement, IE and TFN will mutually agree to procedures pursuant to which inventory will be placed by TFN at a customer site ("Demo/trial Inventory") and the parties anticipate the cost of providing such Demo/trial Inventory at a customer site will be reflected in the annual budgets established pursuant to section 3.4 of this Agreement.

     1.6 Management Information Services. TFN will provide all management information services reasonably necessary to manage the Branches as well as the corporate functions attributable to the Branches, all substantially similar to those provided from time to time by TFN to its other branch locations.

          TFN shall provide any reports which relate to the operation of the Branches as are available from its management information system upon request from IE. In the event IE requests TFN to develop a report which is not then used by TFN , TFN shall make reasonable efforts to develop such a report. TFN will charge IE the then normal and customary fees for the programming and other services reasonably necessary to develop each such report. Any such charge will be a Direct Expense. TFN and IE each agree and acknowledge that IE has requested TFN to provide IE with remote access to all appropriate data relating exclusively to the Branches together with query capability on such data and that TFN has undertaken to provide IE with an estimate of the costs and the time reasonably required to make such provision to IE. IE shall then inform TFN if it wishes TFN to proceed with this project. If IE elects to have TFN proceed with this project, TFN shall proceed in accordance with the time and costs estimates agreed upon by IE and TFN. As part of the response to such request, IE and TFN shall consider any level of priority requested by IE, and if such requested level of priority is reasonable within the context of the request and, in TFN's reasonable judgment, with TFN's other business needs, TFN will accommodate such request for priority.

          TFN shall provide IE through E-mail access to the following daily reports which reflect the day to day activity at or for the Branches: detailed general ledger expense posting, sales information, inventory, collections, and aged trial balance, and any other reports which are related to Branch activity and provided from time to time to TFN's other branch locations or to TFN management.

     1.7 Performance and Bid Bonds, Insurance. Any performance or bid bonds required from time to time from business arising at any of the Branches shall be secured in a timely fashion by IE upon request by TFN or, if IE so requests, by TFN from an insurance company designated by IE. All such costs
of such performance and bid bonds shall be included as a   Direct Expense of
the Branch.

          IE shall be responsible for insuring all the properties and assets at the Branches owned by IE as well as providing general liability insurance for each of those facilities. IE acknowledges that TFN shall have no obligation to obtain, maintain or monitor any such insurance coverage. TFN will maintain commercial general and professional liability insurance in connection with its management of the Branches. Each party agrees to provide the other with information concerning the insurance coverage provided by it. IE and TFN shall each allocate a reasonable portion of the total premiums for such coverages to the Branches and such allocation shall be a Direct Expense. In the event such coverage is specific to the Branches, the actual amount of the premiums for such coverage shall be a Direct Expense.

     1.8 Other Services. TFN shall provide other services as are, in TFN's reasonable business judgment, necessary to perform the day to day management of the Branches in the ordinary course of business. For example, TFN will, on behalf of IE, purchase, sell or otherwise dispose of fixtures, furnishings or other assets at the Branches (other than inventory or capital expenditures unless provided for in the budget) on behalf of IE as would otherwise be done in the ordinary course of business and subject to any limitations contained in the budget approved by IE and TFN.

          In addition, IE may from time to time request TFN to perform other services or provide other information relating to the operation of the Branches. TFN and IE shall each make their best efforts to agree on the terms and conditions, including additional reasonable fees, for any such requested service or information.

2.   Financial Reporting.
     -------------------
     2.1 Monthly Reports. TFN will provide monthly financials to IE on the Branches in such format as used from time to time for other TFN locations.
IE acknowledges that it has received and accepted the format currently used by TFN, an example of which, the July 31, 1994 monthly financials statements, has been previously delivered to IE as Exhibit 2.1, provided however, the parties acknowledge that IE may request a change in such format and in the level of detail included in such report pursuant to the procedures outlined in Section 1.6 of this Agreement.

          IE and TFN agree that IE and TFN shall use such monthly financials
to   reconcile the amount owed by either party to the other for all costs and expenses incurred in managing the Branches, including reasonable capital expenditures. TFN agrees, however, that no such capital expenditure in an amount exceeding $5,000 shall be made without IE's prior written approval,
which shall not be unreasonably withheld.   Each party agrees and
acknowledges that it will not allocate any corporate overhead to the Branches for purposes of these financial statements except for payments made by IE to TFN pursuant to Section 3.3 of this Agreement.

     TFN shall also make a copy of all monthly branch reconciliations available to IE. For the purposes of clarification only, in connection with making payments of Direct Expenses, IE may request financial information in such reasonable detail or format and will be billed for any changes required by such request pursuant to the procedures outlined in Section 1.6 of this Agreement if such request is made after 90 days from the effective date of this Agreement.

     2.2 Quarterly Reports. TFN will provide quarterly financials to IE on the Branches. IE acknowledges that it has received and accepted the format proposed by TFN, an example of which, the September 30, 1994 quarterly financials statements, has been previously delivered to IE as Exhibit 2.2, provided, however, that such quarterly financials shall include a balance sheet for each Branch. Such quarterly financials shall be based on IE's quarter and fiscal year ends.

     2.3 Other Reports. TFN will provide financial information to IE on the Branches as reasonably required to facilitate financial reporting by IE necessary to comply with federal securities laws and regulations and as reasonably necessary for IE to prepare and file all required state and federal tax returns relating to the Branches or the business conducted at the branches, excluding payroll and other employee related taxes, all in such format as used from time to time by TFN to prepare tax returns for other TFN branch locations. TFN shall prepare initial drafts of local tax returns, including without limitation sales and use tax returns, relating to the Branches. IE shall review, finalize and file such returns. IE and TFN each agrees and acknowledges that this accommodation to IE shall not cause TFN to assume or be obligated for any liability as a preparer of such local tax returns.

     2.4 Management Availability. In connection with the financial and other reports to be made and delivered by TFN to IE, TFN will make its accounting, financial, tax and other management reasonably available to IE and its auditors to assist IE in the preparation of its financial reports and tax returns.

     2.5 Accounting Principles and Practices. In the preparation of each of the monthly, quarterly and other reports, TFN shall apply accounting principles and practices substantially consistent with those used by TFN from time to time in the preparation of similar reports relating to its other branch locations, and to the extent reasonably practicable such monthly financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The quarterly financial statements shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis.

3.   Fees and Charges.
     ----------------
     3.1 Costs and Expenses. IE shall provide funds for all Direct Expenses, to which TFN shall have access and which shall be sufficient to enable TFN to pay all Direct Expenses as such expenses arise. TFN shall provide IE with a check register detailing each check TFN proposes to issue at least five business days prior to the proposed date of such check, or such shorter time as the parties may from time to time agree, provided, however, that IE and TFN agree that TFN shall provide such information to IE concerning (i) Scheduled Principal Payments to IBM Credit Corporation and ITT Commercial Finance and (ii) payroll checks for terminated employees in the Branches located in California one business day prior to the proposed date of
such check.  IE shall then provide   sufficient funds to cover all such
checks, provided, however, if IE objects to any such check it shall immediately notify TFN of the reason for the objection and TFN and IE shall each make their best efforts to come to a mutually acceptable resolution of such issue. Nothing provided in this paragraph, however, shall in any way limit or negate IE's obligation to pay for all Direct Expenses.

          IE shall also provide funds to TFN for the payroll attributable to TFN employees at the Branches. TFN and IE agree that the procedure for such payroll expenses shall be as follows. TFN shall send IE by facsimile a payroll summary each Wednesday of any payroll week or, if not a Wednesday at least two business days prior to any pay day. IE shall then wire transfer such amount of payroll as shown on the payroll summary to the TFN bank account, identified by TFN from time to time, on the next business day.
TFN's payroll processing agent, currently ADP, shall then debit such account for such amount on the pay day which is the next business day. TFN shall then include that amount as an expense on the monthly and quarterly financial statements.

          IE shall also establish an impound fund from which TFN may draw monies for time to time for such miscellaneous expenses as are reasonably needed to operate the Branches. TFN shall submit documentation to IE reasonably necessary to substantiate each such withdrawal and upon review and acceptance of such documentation IE shall then replenish the impound fund for the amounts so expended.

          IE and TFN agree and acknowledge that it is the responsibility of TFN to provide documentation to IE as is reasonably necessary to substantiate Direct Expenses reasonably sufficient to enable IE to provide funds for such Direct Expenses. In the event it is reasonably determined upon review of such documentation that IE has improperly paid a Direct Expense, TFN shall reimburse IE for such amount together with interest thereon at the rate provided in Section 3.5 of this Agreement. IE and TFN agree and acknowledge that TFN will not send any check to any payee or otherwise pay for a Direct Expense until IE has provided funds for each such expense as TFN will not use any of its own monies for such expenses.

          To the extent IE directly receives and pays any Direct Expense of a Branch, including without limitation, fees and charges related to performance and bid bonds, IE shall deliver to TFN a copy of the invoice and other related information including the amount paid by IE. TFN shall then include that amount as an expense on the monthly and quarterly financial statements.

          "Direct Expense" for the purposes of this Agreement shall include all amounts included under the categories of Cost of Goods and/or Operating Expenses as such categories are provided for and agreed to by the budget process. Such amounts shall include all amounts expended for or in connection with the day to day operation of the Branches. Such amounts shall be reflected on the financial statements but shall exclude amortization of intangibles. The parties agree, however, that Direct Expense shall not include items shown on Exhibits 2.1 and 2.2 as "divisional fees" or "other expenses" except for specific adjustments included in "other expenses" which reduce costs as part of the consolidation/centralization plan dated October 11, 1994, previously delivered by TFN to IE.

     Each party agrees to appoint one person to whom all communications concerning payments to be made by IE to TFN under this section shall be addressed. Each party further agrees that each such appointee shall make all reasonable efforts to resolve each and every issue brought to him or her in an efficient and timely manner.

          The initial such appointees are as follows:

               for TFN:  Thomas A. Gregory
                         Assistant Treasurer
                         The Future Now, Inc.
                         Cincinnati, Ohio 45236
                         Telephone:  513 792 4585
                         Fax:  513 791 6833

               for IE:   Maryann Bixler
                         Intelligent Electronics, Inc.
                         411 Eagleview Boulevard
                         Exton, Pennsylvania  19341
                         Telephone:  610 458 6520
                         Fax :  610 458 -----

     3.2 Incentive Compensation. IE shall also pay incentive compensation to TFN based on a comparison of the Net Earnings Before Tax achieved each quarter by the Branches in the aggregate to the budgeted Net Earnings Before Tax each as set forth as a separate line item on the quarterly financial statements. This incentive compensation shall be computed as set forth below:

Percent of Quarterly                         Percent of Net Earnings Before Tax
Budgeted Net Earnings Before Tax Achieved      Paid as Incentive Compensation

       75%    -   84.99%                               10%
       85%    -   94.99%                               12.5%
       95%    -  109.99%                               17.5%
      110% or above                                    20%

The amount of incentive compensation shall be calculated by TFN from the quarterly financial statements on a year to date basis and billed to IE at such time as the quarterly financials are delivered to IE by TFN. An example of such year to date calculation is attached to this Agreement as Exhibit
3.2. TFN and IE agree, however, that any incentive compensation paid to TFN during any year shall be adjusted by any adjustments determined to be appropriate during the year end audit or if it is determined through such audit that revenues and expenses were improperly matched in any quarter.
Upon any such determination, IE shall pay TFN for any additional incentive compensation determined to be due to TFN or TFN shall pay IE for any amount of incentive compensation determined to have been overpaid to it by IE.

     3.3 Corporate Overhead Allocation. IE shall also pay to TFN $20,000 per Branch each month in lieu of TFN allocating any corporate overhead to the Branches.

     3.4 Annual Budget. IE and TFN shall mutually agree on the annual budget for each Branch which will be prepared on a monthly basis and will be the base against which TFN's performance and entitlement to incentive compensation under this Agreement shall be measured. The budget shall be developed through practices and procedures reasonably consistent with those used by TFN prior to the Acquisition or as are used from time to time by TFN in the management of its other branch locations and reflected on the financial statements included as Exhibits 1.1 and 2.1. TFN shall deliver to IE its proposed budget for the Branches for 1995 on or prior to January 10, 1995, and each party agrees it shall make its best efforts to agree upon such budget by January 31, 1995. IE and TFN agree and acknowledge that their discussions concerning the budget for 1995 will take into account the following guidelines: (i) income from operations of approximately $1.5 million, (ii) the understanding that product will be sold at the Branches on terms of net 30 days, (iii) that 95% of outstanding accounts receivable will be less than 60 days old (excluding those attributable to market development funds), (iv) that inventory variances will be less than .75%, and that inventory turns will equal 20 on an annualized basis, and (v) revenues for the Branches will represent approximately 25% of the amount total TFN revenue would have been if the revenue from the Branches was included therein.

          For each subsequent year IE and TFN shall use their best efforts to agree upon a budget for that year. Each such budget may be revised from time to time during the year upon the request of either IE or TFN and each agrees upon receipt of such request to reasonably consider each other's request, not to unreasonably withhold its consent to the other's request and to use their best efforts to agree upon a revised budget.

     3.5 Payment. IE shall pay TFN any compensation or other monies owed to TFN under this Agreement within ten days of billing. Interest at the then bank prime lending rate (as published from time to time by First National Bank of Chicago) plus 1.25% shall accrue on any undisputed amount not paid when due. In the event, however, that any such dispute is resolved in whole or in part in TFN's favor, such interest will be computed as if the amount was not in dispute and shall then be due and payable by IE to TFN.

          IE shall have the right, from time to time and upon reasonable advance notice to TFN, to request an audit at its own expense of the performance of the Branches. Such notice shall include a description of the audit proposed to be done by IE.

4.   Representations, Warranties and Covenants of TFN.
     ------------------------------------------------
TFN represents, warrants and covenants that it will:

     a. manage the Branches in substantially the same manner as it from time to time manages other TFN branch locations, including its employee compensation and billing, purchasing, marketing, sales, credit and collection policies and procedures; provided, however, IE agrees and acknowledges that to the extent IE directs or, as the result of a request, causes TFN to manage the Branches differently from its other TFN branch locations, TFN shall not be in breach of this representation, warranty and covenant.

     b. permit IE reasonable access to the Branches and branch management from time to time and permit IE to have one representative present from time to time at each of the Branches;
     c. make its accounting, financial, tax and other management reasonably available to IE and its auditors with respect to the operation and management of the Branches;

     d. not dispose of any asset at a Branch except those in the ordinary course of business and agrees it will credit the appropriate Branch for any proceeds from any such sale;

     e. maintain business practices of its employees at the Branches so that the safety of each person located or doing business at each Branch is reasonably assured;

     f. respond to each request by IE in a fashion reasonably likely to meet the reasonable business needs of IE and the customers of the Branches;

     g.   maintain the insurance required by Section 1.7 of this Agreement;
and

     h. not engage in any transaction to the benefit of TFN's other branch locations which would be detrimental to the Branches.

5.   Representations, Warranties and Covenants of IE.
     -----------------------------------------------
IE represents, warrants and covenants that it will:

     a. not interfere in day to day management of the Branches by TFN provided, however, that this shall not be construed to limit IE's rights provided elsewhere in this Agreement or as expressly provided in the Purchase Agreement, provided however, that IE shall not be bound by this covenant as to any Branch in the event any such Branch's performance does not meet the performance levels set forth in the annual budget.

     b. make its accounting, financial, tax and other management reasonably available to TFN and its auditors with respect to the operation and management of the Branches;

     c. cooperate with TFN to ensure that the inventory and accounts receivable owned by IE at the Branches are not "counted against" TFN's own floor planning arrangements and secured credit agreement;

     d. pay lease payments and other lease charges for the Branches as well as Direct Expenses when due and do any other acts as reasonably required to ensure Branch locations are maintained and are adequate to conduct the business then being done at each Branch;

     e. obtain and maintain its own insurance covering its assets and properties at the Branches;

     f.   not unreasonably refuse any TFN request to relocate a Branch;

     g. except as otherwise provided in Section 8.1(b)(v) of the Purchase Agreement, not directly or indirectly employ, solicit, interfere with, or endeavor to entice away any employee of TFN whether or not located at the Branches; and

     h. respond to each request by TFN in a fashion reasonably likely to meet the reasonable business needs of TFN and the customers of the Branches.

6.   Termination of Agreement.
     ------------------------
This Agreement shall terminate at the earlier of (i) December 31, 1996; (ii) earlier termination in whole or in part by TFN or IE for cause; or (iii) earlier termination of this Agreement in whole or in part by TFN or IE without cause.

     6.1  Termination Without Cause.  TFN may terminate this Agreement
without cause   upon 210 days prior written notice to IE.  IE shall have the right to terminate this agreement without cause on 90 days notice or shorter notice upon payment to TFN of the respective termination fee set forth below:

          (a) If IE desires to terminate this Agreement in its entirety upon 30 or fewer days notice to TFN, IE shall pay to TFN a termination fee of $750,000 ;

          (b) If IE desires to terminate this Agreement in its entirety upon more than 30 and fewer than 60 days notice to TFN, IE shall pay to TFN a termination fee of $500,000;

          (c) If IE desires to terminate this Agreement in its entirety upon more than 60 and fewer than 90 days notice to TFN, IE shall pay to TFN a termination fee equal to the amount of expenses actually incurred and paid by TFN as a direct result of IE's termination, such as severance pay, which amount shall not exceed $250,000. TFN shall deliver to IE evidence of such expenses reasonably satisfactory to IE;

provided, however, that (i) any such termination fee shall be reduced by any portion of the Premium which has then been or is then paid by IE to TFN; (ii) IE shall not be obligated to pay any termination fee if it terminates this Agreement upon at least 90 days notice to TFN and (iii) IE shall not be obligated to pay any termination fee unless and until the Management Agreement is terminated in its entirety by IE.

     If IE desires to terminate this Agreement, in whole or in part, as a result or condition of a sale of one or more of the Branches by IE prior to January 1, 1996, IE shall pay to TFN a fee equal to 50% of the amount that the payment on account of the goodwill that IE is to receive upon such sale
exceeds $8.5 million (the "Premium").   In the event IE sells less than all
the Branches in one such transaction, IE shall pay TFN the Premium as it is received in each such sale, provided any such sale occurs prior to January 1,
1996.   Such amount shall be paid to TFN by IE within five business days of the closing of the sale to its buyer(s) except as provided in the last sentence of this paragraph. Premium for purposes of this calculation shall be reduced by the following: (i) transaction costs incurred by IE in the purchase of the Branches from TFN; and (ii) any operating losses incurred by IE from the Branches during the term of the Management Agreement. In the event any of the purchase price received by IE is not in the form of cash, IE shall deliver the portion of such amount to TFN within five business days of the conversion of such amount into cash.

     Upon such a sale of one or more Branches, this Agreement shall remain in effect as to any Branch still owned by IE. The amount of all fees and charges owed at the time of any termination shall be computed on a prorated basis dependent upon the actual date of termination. IE and TFN shall each mutually agree on such proration.

     6.2  Termination With Cause.  Either party may terminate this Agreement
for   cause upon  ten business days' prior written notice.  Upon receipt of such notice the party so notified shall have ten days to cure the alleged breach of the Agreement, or if a cure cannot be reasonably completed within such ten days, to have commenced reasonable efforts to affect such a cure and such efforts are thereafter diligently pursued. Termination of the Agreement for cause shall be effective only upon the failure of the party so notified to cure or commence a cure prior to the expiration of the ten day notice period.

          "Cause" for the purposes of this Agreement shall mean a material breach of the Agreement by either party or significant or repeated failure by TFN or IE to perform or honor its obligations under the Agreement. "Cause" shall not include a sale of one or more of the Branches by IE.

     6.3 Conduct After Termination. IE and TFN each agree that upon termination of the Agreement in whole or in part, they will each use their best efforts to cause a smooth transition of the business conducted at the
Branches.   This obligation on the part of TFN shall inure to the benefit of
IE or any entity to which IE sells one or more of the Branches so long as TFN shall not be obligated to give one or more of its competitors any information TFN reasonably believes should be kept confidential. This provision shall not be construed, however, so that any entity to which IE sells one or more of the Branches would not receive information which would otherwise usually be provided to such a buyer in an arms-length purchase and sale transaction.

          Without limiting the foregoing obligations of either IE or TFN, TFN agrees that upon termination of the Agreement in whole or in part, TFN shall use its best efforts to transfer to IE, or the party to whom IE has sold one or more of the Branches, the telephone and fax numbers relating to such Branch or Branches.

          IE's right or the right of such entity to which IE has sold one or more of the Branches to offer employment to any of the employees at the Branches shall be as set forth in Section 8.1(b)(v) of the Purchase Agreement.

7.   Resolution of Disputes.
     ----------------------
TFN and IE shall promptly seek to resolve any dispute arising under this Agreement. If TFN and IE are unable to resolve any such dispute, IE and TFN shall select an accounting firm if the dispute is financial in nature or an arbitrator if the dispute is non-financial in nature, mutually acceptable to them to resolve any remaining disputes. TFN and IE will share equally the fees and expenses of the accounting firm or arbitrator designated to resolve outstanding disputes. IE and TFN shall be bound by the determination of such accounting firm or arbitrator.

          Each party agrees to appoint one person to whom all communications concerning such party's performance under this Agreement shall be addressed. Each party further agrees that each such appointee shall make all reasonable efforts to resolve each and every issue brought to him or her in an efficient and timely manner including without limitation those issues affecting customer satisfaction.

          The initial such appointees are as follows:

               for TFN:  Jacqueline C. Neumann
                         Vice President and Controller
                         The Future Now, Inc.
                         Cincinnati, Ohio 45236
                         Telephone:  513 792 4550
                         Fax:  513 791 6833

               for IE:   Norm Shapero
                         Vice President
                         Intelligent Electronics, Inc.
                         411 Eagleview Boulevard
                         Exton, Pennsylvania  19341
                         Telephone:  610 458 6622
                         Fax :  610 458 8454

8.   General Terms.
     -------------
     8.1 Term. Except as otherwise provided in this Agreement, the parties agree that the services covered by this Agreement shall continue to be provided until December 31, 1996. Such term may, however, be extended upon the mutual agreement of TFN and IE.

     8.2 Assignment. This Agreement shall not be assigned by either party without the prior written consent of the other party, except that either party may assign this Agreement to one or more of its subsidiaries without the other's prior consent .

     8.3 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio.

     8.4 Waiver, Amendment. The parties may, by written agreement executed by each of the parties, (a) waive any inaccuracies in or breaches of any of the provisions of this Agreement; and (b) amend or modify this Agreement.

     8.5 Entire Agreement. This Agreement, including the Exhibits to this Agreement, contains all the terms agreed upon by the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, arrangements or understandings between the parties as to the subject matter of this Agreement, except as expressly set forth to the contrary in this Agreement or as set forth in the Purchase Agreement.

     8.6 Headings. The headings of the articles, sections and paragraphs contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and in no way modify the meanings of such articles, sections or paragraphs.

     8.7 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted from this Agreement and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     8.8 Notices. All notices and other communications hereunder shall be in writing and deemed to have been duly given when delivered by hand, when mailed by registered or certified mail, postage prepaid, return receipt requested, when given by prepaid courier delivery service such as Federal Express or other similar service on the day following the date that such notice is delivered to such courier, as follows:

     (a)  if to TFN at
                           The Future Now, Inc.
                      8044 Montgomery Road, Suite 601
                          Cincinnati, Ohio  45236
                        Attention:  Terry L. Theye

     with a copy to:
                           The Future Now, Inc.
                      8044 Montgomery Road, Suite 601
                          Cincinnati, Ohio  45236
                          Attention:  Norma Skoog

     (b)  if to IE at
                       Intelligent Electronics, Inc.
                          411 Eagleview Boulevard
                        Exton, Pennsylvania  19341
                      Attention:  Richard D. Sanford

     with a copy to:
                       Intelligent Electronics, Inc.
                          411 Eagleview Boulevard
                        Exton, Pennsylvania  19341
                       Attention:  Legal Department

     8.9 Consents. Notwithstanding anything to the contrary in this Agreement, neither party will be deemed to have unreasonably withheld its consent in the event it withholds its consent to a matter on the basis that such could reasonably be expected to result in such party incurring additional expense or receiving less revenue.

     In Witness Whereof, the parties have caused this Agreement to be duly executed as of the date and year first above written.

     Intelligent Electronics, Inc.           The Future Now, Inc.


     By: /s/ Gregory A. Pratt                By: /s/ Lewis E. Miller
         --------------------------              -------------------------
         Name:                                   Lewis E. Miller
         Title:                                  President